EXHIBIT 99.1

Total Entertainment Restaurant Corp. Reports Financial Results for the Fiscal Quarter Ended December 30, 2003

WICHITA, Kan., Feb. 12, 2004 (PRIMEZONE) -- Total Entertainment Restaurant Corp. (Nasdaq:TENT) announced record revenues for the sixteen-week fourth quarter ended December 30, 2003.

Highlights for the sixteen-week fourth quarter ended December 30, 2003 compared to the seventeen-week fourth quarter ended December 31, 2002:

  -- Total revenues increased 15.5% to $44,150,000

  -- Net income before non-cash impairment increased 3.5% to $3,835,000

  -- Diluted earnings per share before non-cash impairment were $0.37 versus $0.35 for the prior period

  -- Net income was $2,556,000 and diluted earnings per share were $0.25

  -- New units (open less than 18 months) generated 37.4% higher average weekly sales than units in the 18-month comp base

  -- Restaurant operating income before preopening costs and provision for asset impairment increased 8.1% to $8,399,000 or 19.0% of sales

  -- Comparable store sales decreased 2.6%

  -- Four new units were opened

Highlights for the fifty-two week period ended December 30, 2003 compared to the fifty-three week period ended December 31, 2002:

  -- Total revenues increased 18.8% to $121,708,000

  -- Net income before non-cash impairment increased 8.5% to $7,817,000

  -- Diluted earnings per share before non-cash impairment were $0.76 versus $0.73 for the prior period

  -- Net income was $6,538,000 and diluted earnings per share were $0.64

  -- New units (open less than 18 months) generated 32.5% higher average weekly sales than units in the 18-month comp base

  -- Restaurant operating income before preopening costs and provision for asset impairment increased 9.6% to $20,176,000 or 16.6% of sales

  -- Comparable store sales decreased 2.2%

  -- Ten new units were opened

The Company recorded a non-cash impairment charge of $1,279,000 (net of income tax benefit of $729,000) related to two restaurants during the fourth quarter of 2003. The non-cash impairment charge was in compliance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment of Long-Lived Assets."

Steve Johnson, chief executive officer, stated, "Our fourth quarter earnings of $0.37 excluding the non-cash impairment charge were at the upper end of the guidance given on our previous conference call and exceeded the consensus estimate by $0.02. Same store sales were in line with our expectations. The negative 2.6% comps included approximately 0.5% unfavorable impact from the timing of New Year's Eve, which due to the Company's fiscal year end fell in fiscal 2004. However, this same timing resulted in a favorable swing in comps as we started off the 2004 year and we expect comps to be 2% positive for the first quarter of 2004."

During the fourth quarter, the Company opened four (4) new restaurants-Oklahoma City, OK; Albuquerque, NM; King of Prussia, PA; and Richmond, VA-for a total of 10 new restaurants in 2003. One (1) unit in Gilbert, AZ opened on January 29, 2004. This was the first restaurant opening of fiscal 2004. The Company plans to open 12 to 15 new restaurants in 2004. Three (3) units are currently under construction, leases have been executed on nine (9) additional sites, and negotiations have begun on four (4) additional sites.

The Company currently operates 65 restaurants under the "Fox and Hound" and "Bailey's" brand names that each provide a social gathering place offering high quality food, drinks and entertainment in an upscale, casual environment.

Chief Executive Officer, Steven M. Johnson, and Chief Financial Officer, James K. Zielke, will host a conference call at 10 a.m. EST on Friday, February 13, 2004 to discuss the fiscal 2003 fourth quarter earnings release. The call in number is 1-888-889-1958 and the confirmation code is "TENT." A recorded replay of the conference call will be available beginning February 13, 2004 through February 27, 2004. The replay call in number is 1-800-945-7739.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this report will prove to be accurate. Our actual results may differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ from the results discussed in the forward-looking statements include, but are not limited to, potential increases in food, alcohol, labor, and other operating costs, changes in competition, the inability to find suitable new locations, changes in consumer preferences or spending patterns, changes in demographic trends, the effectiveness of our operating and growth initiatives and promotional efforts, and changes in government regulation. Further information about the factors that might affect the Company's financial and other results are included in the Company's 10-K and 10-Q, filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

                      Total Entertainment Restaurant Corp.
          Unaudited Summary Financial Data for the Fourth Quarter 2003
                  ($ in thousands except per share amounts)

                           Condensed Income Statements
                           ---------------------------

                For the        For the        For the       For the
                sixteen       seventeen      fifty-two    fifty-three
              weeks ended    weeks ended    weeks ended   weeks ended
             Dec. 30, 2003  Dec. 31, 2002  Dec. 30, 2003 Dec. 31, 2002
             -------------  -------------  ------------- -------------
               $       %      $       %      $       %      $       %
            -------- ----- -------- ----- -------- ----- -------- -----
 Food and
  beverage  $ 41,190  93.3 $ 35,241  92.2 $112,594  92.5 $ 93,853  91.6
 Entertainment
  and other    2,959   6.7    2,977   7.8    9,114   7.5    8,611   8.4
            -------- ----- -------- ----- -------- ----- -------- -----
  Total net
   sales      44,149 100.0   38,218 100.0  121,708 100.0  102,464 100.0

 Costs and
  expenses:
 Costs of
  sales       11,841  26.8    9,954  26.0   32,006  26.3   26,815  26.2
 Restaurant
  operating
  expenses    22,117  50.1   18,569  48.6   63,490  52.2   52,067  50.8
 Depreciation
  and
  amortization 1,793   4.1    1,924   5.0    6,036   5.0    5,177   5.1
 Preopening
  costs          638   1.4      332   0.9    1,822   1.5    1,654   1.6
 Asset
  impairment   2,008   4.5       --    --    2,008   1.6       --    --
            -------- ----- -------- ----- -------- ----- -------- -----
 Restaurant
  costs and
  expenses    38,397  86.9   30,779  80.5  105,362  86.6   85,713  83.7
            -------- ----- -------- ----- -------- ----- -------- -----
 Restaurant
  operating
  income       5,752  13.1    7,439  19.5   16,346  13.4   16,751  16.3
 General and
  administrative
  expenses     2,056   4.7    1,686   4.4    6,293   5.2    5,181   5.1
 Loss on disposal
  of assets       16    --       13    --       58    --       31    --
            -------- ----- -------- ----- -------- ----- -------- -----
 Income from
  operations   3,680   8.4    5,740  15.1    9,995   8.2   11,539  11.2
 Other income/
  expense:
 Other income/
  (expense)        1    --      (46) (0.1)       1    --      (46)   --
  Interest
   expense      (136) (0.3)     (55) (0.1)    (266) (0.2)    (342) (0.3)
            -------- ----- -------- ----- -------- ----- -------- -----

 Income from
  continuing
  operations
  before
  income
  taxes        3,545   8.1    5,639  14.9    9,730   8.0   11,151  10.9
 Provision for
  income taxes   990   2.2    1,934   5.0    3,192   2.6    3,961   3.9
            -------- ----- -------- ----- -------- ----- -------- -----
 Income from
  continuing
  operations   2,555   5.9    3,705   9.9    6,538   5.4    7,190   7.0
 Income
  from
  discontinued
  operations      --    --       --             --    --       13    --
            -------- ----- -------- ----- -------- ----- -------- -----
 Net income $  2,555   5.9 $  3,705   9.9 $  6,538   5.4 $  7,203   7.0
            ======== ===== ======== ===== ======== ===== ======== =====

 Earnings per
  share:
   Basic    $   0.26       $   0.37       $   0.67       $   0.77
   Diluted  $   0.25       $   0.35       $   0.64       $   0.73

 Shares used in
  computing
  earnings
  per share
  (in thousands):

   Basic       9,808         10,056          9,792          9,344
   Diluted    10,328         10,438         10,228          9,801

 Restaurants
  open at end of
  period           64            54             64             54

 Comparable
  sales growth   (2.6)%         4.0%         (2.2)%          6.6%

   Analysis of Components of Net Income and Earnings per Share Amounts
   -------------------------------------------------------------------
                  $             $              $              $
              ---------     ---------      ---------      ---------
 Net earnings
  excluding
  unusual
  charges     $ 3,835       $ 3,705        $ 7,817        $ 7,203
   Provision for
   asset
   impairment,
   net of tax  (1,280)           --         (1,279)            --
              ---------     ---------      ---------      ---------
 Net income   $ 2,555       $ 3,705        $ 6,538        $ 7,203
              =========     =========      =========      =========

 Diluted
  earnings per
  share:
   Net earnings
    excluding
    unusual
    charges   $  0.37       $  0.35        $  0.76        $  0.73
   Provision for
    asset
    impairment,
    net of tax  (0.12)           --          (0.12)            --
              ---------     ---------      ---------      ---------
   Net income $  0.25       $  0.35        $  0.64        $  0.73
              =========     =========      =========      =========

                     Condensed Balance Sheets
                     ------------------------
                                   Dec. 30, 2003  Dec. 31, 2002
                                    -----------    -----------

 Current assets:
  Cash                                 $   813       $ 1,116
  Other current assets                   4,712         2,850
                                       -------       -------
                                         5,525         3,966
 Property and equipment, net            56,401        47,213
 Intangibles and other assets            5,487         4,716
                                       -------       -------
                                       $67,413       $55,895
                                       =======       =======

 Current liabilities:
  Current portion of notes payable     $    --       $    98
  Other current liabilities             11,586         9,486
                                       -------       -------
                                        11,586         9,584
 Notes payable                           3,635         2,442
 Other noncurrent liabilities            2,872           585
 Stockholders' equity                   49,320        43,284
                                       -------       -------
                                       $67,413       $55,895
                                       =======       =======

CONTACT:  Total Entertainment Restaurant Corp.
          Jim Zielke
          InvestorRelations@totent.com
          (316) 634-0505, Ext. 6221
          (316) 634-6060, Fax